UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The employment agreements of the Company’s executive officers, other than its chief executive officer, have three-year terms which expired on September 30, 2009.  At its meeting on September 24, 2009, the Compensation Committee of the Board of Directors approved three-year employment agreement renewals effective September 30, 2009 for such officers, including Marcus C. Rowland, Executive Vice President and Chief Financial Officer; Steven C. Dixon, Executive Vice President and Chief Operating Officer;  J. Mark Lester, Executive Vice President – Exploration; and Douglas J. Jacobson, Executive Vice President – Acquisitions and Divestitures.  The new employment agreements, which were executed between September 25, 2009 and September 28, 2009, for Messrs. Rowland, Dixon, Lester and Jacobson are evidenced by the Amended and Restated Employment Agreements (the “New Agreements”) attached as Exhibits 10.2.2, 10.2.3, 10.2.4 and 10.2.5, respectively, to this filing.  Material changes from these executive officers' prior employment agreements are described below and are qualified in their entirety by reference to the exhibits.

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The minimum annual base salaries under the New Agreements are as follows:  Mr. Rowland, $860,000; Mr. Dixon, $860,000;  Mr. Lester, $775,000; and Mr. Jacobson, $800,000.  Annual base salaries are frozen at such levels for the three-year term of the New Agreements. In addition, annual cash bonuses during the three-year term will not exceed the sum of the individual executive officer’s cash bonus compensation for (a) the last half of 2008 and (b) the first half of 2009.

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The New Agreements provide for a 2008 incentive award payable in four equal annual installments.  The award relates primarily to each executive officer’s contributions in connection with the acreage and joint venture transactions the Company entered into during the latter half of 2008, which transactions were described in detail in the Company's filings under the Securities Exchange Act of 1934, including the Company's current report on Form 8-K filed on January 7, 2009.  The payment of each installment of the award is subject to the individual’s continued employment on the date of payment, except as described below.  Each of Messrs. Rowland, Dixon and Jacobson received the first installment of his award in the amount of $2.403 million, and Mr. Lester received the first installment of his award in the amount of $433,000, on September 30, 2009.  The remaining installments are scheduled to be paid on September 30, 2010, September 30, 2011 and September 30, 2012.  The renewal employment agreements for the Company's other executive officers also include incentive awards payable on similar terms.

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In the event of a termination of the executive’s employment without cause or upon the executive’s incapacity or death, any unvested employer matching contributions in the Company’s nonqualified deferred compensation plans will vest and the unpaid installments under the 2008 incentive awards will be paid in a lump sum.  Additionally, any amounts due to the executive, including salary, will be paid in a lump sum in the event of such a termination.  The unpaid installments under the incentive awards described above would also accelerate and be paid in a lump sum in the event of a change of control or a termination by the executive for good reason, as defined in the New Agreements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:           October 1, 2009

EXHIBIT INDEX

Exhibit No.	Document Description

10.2.2	Employment Agreement dated as of September 30, 2009, between Marcus C. Rowland and Chesapeake Energy Corporation.
10.2.3	Employment Agreement dated as of September 30, 2009, between Steven C. Dixon and Chesapeake Energy Corporation.
10.2.4	Employment Agreement dated as of September 30, 2009, between J. Mark Lester and Chesapeake Energy Corporation.
10.2.5	Employment Agreement dated as of September 30, 2009, between Douglas J. Jacobson and Chesapeake Energy Corporation.